Unity Bancorp, Inc.

64 Old Highway 22

Clinton, NJ 08809

800-618-BANK

www.unitybank.com

NewsNewsNewsNewsNews

For Immediate Release:

April 25, 2016

News Media & Financial Analyst Contact:

Alan J. Bedner, EVP

Chief Financial Officer

(908) 713-4308

Unity Bancorp Reports 41% Increase in Net Income,

Excluding Nonrecurring Gain

Clinton, NJ - Unity Bancorp, Inc. (NASDAQ: UNTY), parent company of Unity Bank, reported a 41% increase in earnings, excluding the effect of a nonrecurring gain during the quarter.   Major contributing factors included strong loan growth, increased levels of noninterest income, improved credit quality and expense control.

Net income, excluding a nonrecurring gain on the repurchase of subordinated debentures, was $2.7 million, or $0.31 per diluted share, for the three months ended March 31, 2016, a 41% increase compared to net income of $1.9 million, or $0.23 per diluted share, for the same period a year ago.  Return on average assets and average common equity for the quarter, excluding the nonrecurring gain, were 1.00% and 13.67%, respectively, compared to 0.82% and 11.08% for the same period a year ago.

During the quarter, the Company repurchased $5.0 million of its outstanding subordinated “capital qualifying” debentures at a price of $0.5475 per dollar, thus reducing its outstanding subordinated debt to $10.3 million.  The repurchase resulted in a nonrecurring pre-tax gain of approximately $2.26 million.   James A. Hughes, President and CEO stated, “Although the securities were an inexpensive form of Tier I capital, the discount opportunity was too large to pass up.”   Management believes excluding the nonrecurring gain from net income and reporting it in a format which is not in compliance with generally accepted accounting principles (“non-GAAP”) is beneficial to the reader and provides better comparability of the Company’s performance over both periods.

Net income, including the nonrecurring gain on the repurchase of subordinated debentures, was $4.2 million, or $0.48 per diluted share, for the three months ended March 31, 2016, compared to net income of $1.9 million, or $0.23 per diluted share, for the same period a year ago.  Return on average assets and average common equity for the quarter were 1.54% and 21.05%, respectively, compared to 0.82% and 11.08% for the same period a year ago.

First quarter highlights also included:

•	Announced plans to open a 16th branch location in Somerville, New Jersey.
•	Purchased our Clinton, Corporate headquarters for $4.1 million.
•	Noninterest-bearing demand deposits rose 1.5% and total deposits increased 3.6% since year-end 2015.
•	Net interest income increased 12.1% compared to the prior year’s quarter due to strong loan growth.
•	Net interest margin declined to 3.48% this quarter compared to 3.64% in the prior year’s quarter due to a larger Fed Funds balance.
•	Credit quality continued to improve. Loan charge-offs declined and nonperforming loans fell 24.7%.

Mr. Hughes commented on this quarter’s performance, stating “I am a firm believer that it is our culture of service that gives us the competitive edge.  Our strategy is simple; to reach out to every small business in our footprint and sell our personalized banking services.  It is our focus on our mission that drives us.  It is our culture of respect and service that brings our results.  We have a team of highly engaged bankers that make Unity a great place to work and bank.”

Net Interest Income

Net interest income, our core driver of earnings, increased $967 thousand to $9.0 million for the quarter ended March 31, 2016 compared to the prior year’s period.  This increase was the result of strong commercial, residential mortgage and consumer loan growth over the past year.  Quarterly average commercial loans increased $57.8 million, average residential mortgage loans have increased $38.1 million and consumer loans increased $16.0 million compared to the first quarter in 2015.

The cost of interest-bearing liabilities equaled 1.06% and 1.05% respectively.  While the cost of deposits rose 13 basis points to 0.81%, the cost of borrowed funds and subordinated debentures decreased 74 basis points compared to the prior year due to the modification of borrowings with the Federal Home Loan Bank (“FHLB”) over the past year.   The increase in the cost of deposits was primarily driven by the intentional growth of five year time deposits.

The net interest margin decreased 16 basis points to 3.48% for the quarter ended March 31, 2016 compared to 3.64% for the prior year’s quarter.  This decrease may be attributed to a larger balance of Fed Funds and an increase in interest paid on deposits.

Provision for Loan Losses

The provision for loan losses was stable at $200 thousand for the quarters ended March 31, 2016 and 2015. Quarterly net charge-offs declined $245 thousand to $325 thousand compared to the first quarter 2015 and nonperforming loans have declined 25% to $6.9 million.

Noninterest Income

Noninterest income increased $375 thousand to $2.0 million for the three months ended March 31, 2016, compared to the same period last year.  Quarterly noninterest income increased due to higher gains on the sale of residential mortgage loans.

During the quarter, $25.0 million in residential mortgage loans were sold at a gain of $715 thousand, compared to $15.0 million in loans sold at a gain of $344 thousand during the prior year’s quarter.  Our mortgage pipeline remains strong and we expect a good year in mortgage originations.   Since 2014, all residential mortgage loans that are held for investment are adjustable rate mortgages or fixed rate mortgages with a term of 15 years or less.

In addition to the increase in noninterest income related to gains on mortgage sales  noted above, other notable items included:

•	Branch fee income declined in the quarterly period due to lower levels of overdraft fees, partially offset by increased fees from our commercial analysis checking accounts.
•

Service and loan fee income declined in the quarterly period due to reduced loan late charges and payoff fees, combined with lower SBA servicing fees as our serviced loan portfolio declined compared to the same quarter a year ago.

•

SBA loan sales totaled $3.5 million during each quarter with net gains on sale of $308 thousand and $363 thousand, respectively.  Lower net gains on sale were realized during the first quarter 2016 due to the sale of shorter-term loans with lower premiums on sale compared to the prior year’s quarter.

•	Security gains totaled $94 thousand for the quarter. There were no gains on the sale of securities in the quarter-ended March 31, 2015.

Noninterest Expense

Noninterest expense increased $105 thousand or 1.6% to $6.6 million for the quarter.  The increases were due to higher employee benefit expenses such as medical insurance, retirement and 401(k) plan benefits, higher network and software related maintenance costs to upgrade our technology, and advertising expenses.    Occupancy expenses fell due to lower seasonal snow removal expense and property rental expense due to the purchase of our headquarters.  In addition, loan and OREO expenses have declined as credit quality improves.

Financial Condition

At March 31, 2016, total assets were $1.1 billion, an increase of $36.1 million from year-end 2015:

•

Total loans decreased $2.0 million or 0.2%, from year-end 2015 to $887.0 million at March 31, 2016. Consumer and commercial loan portfolios increased $2.1 million and $1.7 million, respectively.  Residential mortgage loans decreased $3.6 million while SBA loans remained flat after $3.5 million in sales.   The decline in total loans was due to slightly lower production levels, large prepayments and the sale of residential portfolio loans.  Our pipeline in all categories remains strong and loan growth is expected in future quarters.

•	Other assets increased due to the purchase of the Company’s Clinton, New Jersey headquarters for $4.12 million.
•	Total deposits increased $32.3 million or 3.6%, to $926.8 million at March 31, 2016 due to our eSavings promotion and $10.0 million in brokered time deposits.
•

Borrowed funds increased $3.0 million to $95.0 million at March 31, 2016, due to reduced overnight borrowings of $7.0 million compared to year-end 2015 and the addition of a $10.0 million adjustable rate borrowing.  Also, during the quarter, $10.0 million in Federal Home Loan Bank borrowings at an average cost of 4.27% were extended to 2020 at an average rate of 2.10%.

•	Subordinated debentures decreased from year-end due to the repurchase of $5.0 million at a discount of $0.5475 per dollar.
•	Shareholders’ equity was $82.3 million at March 31, 2016, an increase of $3.8 million from year-end 2015, due to year-to-date net income less the dividends paid to shareholders.
•	Book value per common share was $9.72 as of March 31, 2016.
•

At March 31, 2016, the leverage, common equity Tier I, Tier I and Total Risk Based Capital ratios were 8.31%, 9.77%, 10.97% and 12.22% respectively, all in excess of the ratios required to be deemed “well-capitalized”.

Credit Quality

•	Nonperforming assets totaled $8.3 million at March 31, 2016, or 0.93% of total loans and OREO, compared to $8.9 million or 0.99% of total loans and OREO at year-end 2015.
•	Nonperforming loans decreased 5.14% to $6.9 million at March 31, 2016 from year-end.
•	OREO decreased $174 thousand to $1.4 million at March 31, 2016 from year-end.
•	The allowance for loan losses totaled $12.6 million at March 31, 2016, or 1.42% of total loans compared to $12.2 million and 1.55% at March 31, 2015.
•	Net charge-offs were $325 thousand for the three months ended March 31, 2016, compared to $570 thousand for the same period a year ago.

Unity Bancorp, Inc. is a financial service organization headquartered in Clinton, New Jersey, with approximately $1.1 billion in assets and $927 million in deposits.  Unity Bank provides financial services to retail, corporate and small business customers through its 15 retail service centers located in Hunterdon, Middlesex, Somerset, Union and Warren Counties in New Jersey and Northampton County, Pennsylvania.  For additional information about Unity, visit our website at www.unitybank.com , or call 800- 618-BANK.

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance.  These statements may be identified by use of the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions.  These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the company’s control and could impede its ability to achieve these goals.  These factors include those items included in our Annual Report on Form 10-K under the heading “Item IA-Risk Factors” as well as general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, our ability to manage and reduce the level of our nonperforming assets, and results of regulatory exams, among other factors.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

UNITY BANCORP, INC.

SUMMARY FINANCIAL HIGHLIGHTS

NON-GAAP

March 31, 2016

				Mar. 31, 2016 vs.
				Dec. 31, 2015	Mar. 31, 2015
(In thousands, except percentages and per share amounts)	Mar. 31, 2016	Dec. 31, 2015	Mar. 31, 2015%		%
BALANCE SHEET DATA:
Total assets	$1,120,955	$1,084,866	$1,035,404	3.3%	8.3%
Total deposits	926,819	894,493	789,441	3.6	17.4
Total loans	886,990	888,958	784,642	(0.2)	13.0
Total securities	66,729	71,336	77,308	(6.5)	(13.7)
Total shareholders' equity	82,276	78,470	71,987	4.9	14.3
Allowance for loan losses	(12,634)	(12,759)	(12,181)	1.0	3.7

FINANCIAL DATA - QUARTER TO DATE:
Income before provision for income taxes and gain on subordinated debenture	$4,196	$3,954	$2,959	6.1	41.8
Provision for income taxes	1,464	1,315	1,020	11.3	43.5
Net income before gain on subordinated debenture	$2,732	$2,639	$1,939	3.5	40.9
Gain on subordinated debenture, net of tax	1,473	-	-	NM	NM
Net income	$4,205	$2,639	$1,939	59.3	116.9

Net income before gain on subordinated debenture per:
Common share - basic	$0.32	$0.31	$0.23	3.2	39.1
Common share - diluted	$0.31	$0.31	$0.23	-	34.8

Net income per:
Common share - basic	$0.50	$0.31	$0.23	61.3	117.4
Common share - diluted	$0.48	$0.31	$0.23	54.8	108.7

Net income before gain on subordinated debenture ratios:
Return on average assets	1.00%	1.00%	0.82%	-	22.0
Return on average equity	13.67%	13.59%	11.08%	0.6	23.4
Efficiency ratio	60.05%	62.81%	67.30%	(4.4)	(10.8)

Net income ratios:
Return on average assets	1.54%	1.00%	0.82%	54.0	87.8
Return on average equity	21.05%	13.59%	11.08%	54.9	90.0
Efficiency ratio	50.16%	62.81%	67.30%	(20.1)	(25.5)

Net interest margin	3.48%	3.60%	3.64%	(3.3)	(4.4)

SHARE INFORMATION:
Market price per share	$11.37	$12.47	$9.08	(8.8)	25.2
Dividends paid	$0.04	$0.04	$0.03	-	0.3
Book value per common share	$9.72	$9.30	$8.55	4.5	13.7
Average diluted shares outstanding (QTD)	8,682	8,547	8,514	1.6	2.0

CAPITAL RATIOS:
Total equity to total assets	7.34%	7.23%	6.95%	1.5	5.6
Leverage ratio	8.31%	8.82%	8.94%	(5.8)	(7.0)
Common equity tier 1 risk-based capital ratio	9.77%	9.37%	9.25%	n/a	n/a
Tier 1 risk-based capital ratio	10.97%	11.18%	11.22%	(1.9)	(2.2)
Total risk-based capital ratio	12.22%	12.43%	12.48%	(1.7)	(2.1)

CREDIT QUALITY AND RATIOS:
Nonperforming assets	$8,304	$8,851	$11,116	(6.2)	(25.3)
QTD net chargeoffs (annualized) to QTD average loans	0.15%	(0.11)%	0.30%	236.4	(50.0)
Allowance for loan losses to total loans	1.42%	1.44%	1.55%	(1.4)	(8.4)
Nonperforming assets to total loans and OREO	0.93%	0.99%	1.41%	(6.1)	(34.0)
Nonperforming assets to total assets	0.74%	0.82%	1.07%	(9.8)%	(30.8)%

UNITY BANCORP, INC.

CONSOLIDATED BALANCE SHEETS

March 31, 2016

					Mar. 31, 2016 vs.
					Dec. 31, 2015	Mar. 31, 2015
(In thousands, except percentages)	Mar. 31, 2016		Dec. 31, 2015	Mar. 31, 2015%		%
ASSETS
Cash and due from banks	$26,919		$22,681	$25,282	18.7%	6.5%
Federal funds sold and interest-bearing deposits	99,554		65,476	108,563	52.0	(8.3)
Cash and cash equivalents	126,473		88,157	133,845	43.5	(5.5)
Securities:
Securities available for sale	48,566		52,865	57,875	(8.1)	(16.1)
Securities held to maturity	18,163		18,471	19,433	(1.7)	(6.5)
Total securities	66,729		71,336	77,308	(6.5)	(13.7)
Loans:
SBA loans held for sale	13,224		13,114	6,929	0.8	90.9
SBA loans held for investment	38,863		39,393	39,155	(1.3)	(0.7)
SBA 504 loans	27,482		29,353	29,893	(6.4)	(8.1)
Commercial loans	467,266		465,518	410,742	0.4	13.8
Residential mortgage loans	260,957		264,523	235,371	(1.3)	10.9
Consumer loans	79,198		77,057	62,552	2.8	26.6
Total loans	886,990		888,958	784,642	(0.2)	13.0
Allowance for loan losses	(12,634)		(12,759)	(12,181)	1.0	3.7
Net loans	874,356		876,199	772,461	(0.2)	13.2
Premises and equipment, net	19,211		15,171	15,465	26.6	24.2
Bank owned life insurance ("BOLI")	13,475		13,381	13,095	0.7	2.9
Deferred tax assets	6,029		5,968	5,743	1.0	5.0
Federal Home Loan Bank ("FHLB") stock	4,735		4,600	7,382	2.9	(35.9)
Accrued interest receivable	3,839		3,884	3,637	(1.2)	5.6
Other real estate owned ("OREO")	1,417		1,591	1,975	(10.9)	(28.3)
Goodwill and other intangibles	1,516		1,516	1,516	-	-
Other assets	3,175		3,063	2,977	3.7	6.7
Total assets	$1,120,955		$1,084,866	$1,035,404	3.3%	8.3%

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Noninterest-bearing demand	$188,026		$185,267	$163,535	1.5%	15.0%
Interest-bearing demand	128,774		130,605	124,110	(1.4)	3.8
Savings	320,982		301,447	290,843	6.5	10.4
Time, under $100,000	145,784	-	134,468	112,671	8.4	29.4
Time, $100,000 and over, under $250,000	106,419		104,106	78,411	2.2	35.7
Time, $250,000 and over	36,834		38,600	19,871	(4.6)	85.4
Total deposits	926,819		894,493	789,441	3.6	17.4
Borrowed funds	95,000		92,000	155,000	3.3	(38.7)
Subordinated debentures	10,310		15,465	15,465	(33.3)	(33.3)
Accrued interest payable	390		461	478	(15.4)	(18.4)
Accrued expenses and other liabilities	6,160		3,977	3,033	54.9	103.1
Total liabilities	1,038,679		1,006,396	963,417	3.2	7.8
Shareholders' equity:
Common stock	59,546		59,371	58,927	0.3	1.1
Retained earnings	23,431		19,566	12,880	19.8	81.9
Accumulated other comprehensive (loss) income	(701)		(467)	180	NM	NM
Total shareholders' equity	82,276		78,470	71,987	4.9	14.3
Total liabilities and shareholders' equity	$1,120,955		$1,084,866	$1,035,404	3.3%	8.3%

Issued and outstanding common shares	8,468		8,436	8,423

UNITY BANCORP, INC.

QTD CONSOLIDATED STATEMENTS OF INCOME

NON-GAAP

March 31, 2016

				Mar. 31, 2016 vs.
	For the three months ended			Dec. 31, 2015		Mar. 31, 2015
(In thousands, except percentages and per share amounts)	Mar. 31, 2016	Dec. 31, 2015	Mar. 31, 2015	$	%	$	%
INTEREST INCOME
Federal funds sold and interest-bearing deposits	$44	$13	$9	$31	238.5%	$35	388.9%
FHLB stock	52	37	44	15	40.5	8	18.2
Securities:
Taxable	363	360	387	3	0.8	(24)	(6.2)
Tax-exempt	62	70	72	(8)	(11.4)	(10)	(13.9)
Total securities	425	430	459	(5)	(1.2)	(34)	(7.4)
Loans:	-	-	-
SBA loans	721	713	679	8	1.1	42	6.2
SBA 504 loans	385	346	346	39	11.3	39	11.3
Commercial loans	5,676	5,637	5,066	39	0.7	610	12.0
Residential mortgage loans	2,942	2,939	2,582	3	0.1	360	13.9
Consumer loans	931	880	699	51	5.8	232	33.2
Total loans	10,655	10,515	9,372	140	1.3	1,283	13.7
Total interest income	11,176	10,995	9,884	181	1.6	1,292	13.1
INTEREST EXPENSE
Interest-bearing demand deposits	137	121	106	16	13.2	31	29.2
Savings deposits	366	298	264	68	22.8	102	38.6
Time deposits	951	910	686	41	4.5	265	38.6
Borrowed funds and subordinated debentures	735	686	808	49	7.1	(73)	(9.0)
Total interest expense	2,189	2,015	1,864	174	8.6	325	17.4
Net interest income	8,987	8,980	8,020	7	0.1	967	12.1
Provision for loan losses	200	100	200	100	100.0	-	-
Net interest income after provision for loan losses	8,787	8,880	7,820	(93)	(1.0)	967	12.4
NONINTEREST INCOME
Branch fee income	333	402	346	(69)	(17.2)	(13)	(3.8)
Service and loan fee income	255	266	296	(11)	(4.1)	(41)	(13.9)
Gain on sale of SBA loans held for sale, net	308	533	363	(225)	(42.2)	(55)	(15.2)
Gain on sale of mortgage loans, net	715	379	344	336	88.7	371	107.8
BOLI income	94	96	94	(2)	(2.1)	-	-
Net security gains	94	-	-	94	100.0	94	100.0
Other income	217	244	198	(27)	(11.1)	19	9.6
Total noninterest income	2,016	1,920	1,641	96	5.0	375	22.9
NONINTEREST EXPENSE
Compensation and benefits	3,549	3,528	3,472	21	0.6	77	2.2
Occupancy	618	644	672	(26)	(4.0)	(54)	(8.0)
Processing and communications	598	620	596	(22)	(3.5)	2	0.3
Furniture and equipment	420	455	373	(35)	(7.7)	47	12.6
Professional services	255	213	236	42	19.7	19	8.1
Loan costs	198	113	221	85	75.2	(23)	(10.4)
OREO expenses	24	265	35	(241)	(90.9)	(11)	(31.4)
Deposit insurance	160	173	183	(13)	(7.5)	(23)	(12.6)
Advertising	241	302	182	(61)	(20.2)	59	32.4
Other expenses	544	533	532	11	2.1	12	2.3
Total noninterest expense	6,607	6,846	6,502	(239)	(3.5)	105	1.6
Income before provision for income taxes and gain on subordinated debenture	4,196	3,954	2,959	242	6.1	1,237	41.8
Provision for income taxes	1,464	1,315	1,020	149	11.3	444	43.5
Net income before gain on subordinated debenture	$2,732	$2,639	$1,939	$93	3.5%	$793	40.9%
Gain on subordinated debenture, net of tax	1,473	-	-	1,473	NM	1,473	NM
Net income	$4,205	$2,639	$1,939	$1,566	59.3%	$2,266	116.9%

Effective tax rate	34.9%	33.3%	34.5%

Net income before gain on subordinated debenture per:
Common share - basic	$0.32	$0.31	$0.23
Common share - diluted	$0.31	$0.31	$0.23

Net income per:
Common share - basic	$0.50	$0.31	$0.23
Common share - diluted	$0.48	$0.31	$0.23

Weighted average common shares outstanding - Basic	8,459	8,430	8,417
Weighted average common shares outstanding - Diluted	8,682	8,547	8,514

UNITY BANCORP, INC.

QTD NET INTEREST MARGIN

March 31, 2016

(Dollar amounts in thousands, interest amounts and interest rates/yields on a fully tax-equivalent basis)
	For the three months ended
	March 31, 2016			December 31, 2015
	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Federal funds sold and interest-bearing deposits	$78,681	$44	0.22%	$47,421	$13	0.11%
FHLB stock	4,549	52	4.60	3,700	37	3.97
Securities:
Taxable	59,152	363	2.47	59,425	360	2.40
Tax-exempt	9,548	94	3.96	11,564	104	3.57
Total securities (A)	68,700	457	2.68	70,989	464	2.59
Loans:
SBA loans	53,942	721	5.38	54,912	713	5.15
SBA 504 loans	29,232	385	5.30	29,319	346	4.68
Commercial loans	463,927	5,676	4.92	452,494	5,637	4.94
Residential mortgage loans	264,208	2,942	4.48	259,938	2,939	4.49
Consumer loans	78,328	931	4.78	75,789	880	4.61
Total loans (B)	889,637	10,655	4.82	872,452	10,515	4.78
Total interest-earning assets	$1,041,567	$11,208	4.33%	$994,562	$11,029	4.40%

Noninterest-earning assets:
Cash and due from banks	27,006			24,214
Allowance for loan losses	(12,926)			(12,801)
Other assets	45,486			44,055
Total noninterest-earning assets	59,566			55,468
Total assets	$1,101,133			$1,050,030

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Total interest-bearing demand deposits	$131,339	$137	0.42%	$131,800	$121	0.36%
Total savings deposits	310,251	366	0.47	295,013	298	0.40
Total time deposits	282,110	951	1.36	271,647	910	1.33
Total interest-bearing deposits	723,700	1,454	0.81	698,460	1,329	0.75
Borrowed funds and subordinated debentures	104,350	735	2.83	87,465	686	3.11
Total interest-bearing liabilities	$828,050	$2,189	1.06%	$785,925	$2,015	1.02%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	187,226			182,024
Other liabilities	5,528			5,056
Total noninterest-bearing liabilities	192,754			187,080
Total shareholders' equity	80,329			77,025
Total liabilities and shareholders' equity	$1,101,133			$1,050,030

Net interest spread		$9,019	3.27%		$9,014	3.38%
Tax-equivalent basis adjustment		(32)			(34)
Net interest income		$8,987			$8,980
Net interest margin			3.48%			3.60%

(A)

Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis.  They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 35 percent for 2016 and 34 percent for 2015 and applicable state rates.

(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

QTD NET INTEREST MARGIN

March 31, 2016

(Dollar amounts in thousands, interest amounts and interest rates/yields on a fully tax-equivalent basis)
	For the three months ended
	March 31, 2016				March 31, 2015
	Average Balance		Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Federal funds sold and interest-bearing deposits	$78,681		$44	0.22%	$37,280	$9	0.10%
FHLB stock	4,549		52	4.60	3,847	44	4.64
Securities:
Taxable	59,152		363	2.47	67,046	387	2.34
Tax-exempt	9,548		94	3.96	11,984	106	3.59
Total securities (A)	68,700		457	2.68	79,030	493	2.53
Loans:
SBA loans	53,942		721	5.38	48,405	679	5.69
SBA 504 loans	29,232		385	5.30	33,397	346	4.20
Commercial loans	463,927		5,676	4.92	406,095	5,066	5.06
Residential mortgage loans	264,208		2,942	4.48	226,125	2,582	4.63
Consumer loans	78,328		931	4.78	62,355	699	4.55
Total loans (B)	889,637		10,655	4.82	776,377	9,372	4.90
Total interest-earning assets	$1,041,567		$11,208	4.33%	$896,534	$9,918	4.49%

Noninterest-earning assets:
Cash and due from banks	27,006				29,908
Allowance for loan losses	(12,926)	`			(12,701)
Other assets	45,486				43,206
Total noninterest-earning assets	59,566				60,413
Total assets	$1,101,133				$956,947

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Total interest-bearing demand deposits	$131,339		$137	0.42%	$126,593	$106	0.34%
Total savings deposits	310,251		366	0.47	290,006	264	0.37
Total time deposits	282,110		951	1.36	211,425	686	1.32
Total interest-bearing deposits	723,700		1,454	0.81	628,024	1,056	0.68
Borrowed funds and subordinated debentures	104,350		735	2.83	91,909	808	3.57
Total interest-bearing liabilities	$828,050		$2,189	1.06%	$719,933	$1,864	1.05%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	187,226				161,729
Other liabilities	5,528				4,307
Total noninterest-bearing liabilities	192,754				166,036
Total shareholders' equity	80,329				70,978
Total liabilities and shareholders' equity	$1,101,133				$956,947

Net interest spread			$9,019	3.27%		$8,054	3.44%
Tax-equivalent basis adjustment			(32)			(34)
Net interest income			$8,987			$8,020
Net interest margin				3.48%			3.64%

UNITY BANCORP, INC.

QUARTERLY ALLOWANCE FOR LOAN LOSSES AND LOAN QUALITY SCHEDULES

March 31, 2016

Amounts in thousands, except percentages	Mar. 31, 2016		Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015
ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period		$12,759	$12,421	$12,404	$12,181	$12,551
Provision for loan losses charged to expense		200	100	200		200
		12,959	12,521	12,604	12,181	12,751
Less: Chargeoffs
SBA loans		86	151	86	6	128
SBA 504 loans		-	-	-	-	589
Commercial loans		228	52	10	147	100
Residential mortgage loans		-	-	50	-	-
Consumer loans		28	41	52	7	30
Total chargeoffs		342	244	198	160	847
Add: Recoveries
SBA loans		11	6	10	2	37
SBA 504 loans		-	-	-	-	-
Commercial loans		6	476	5	370	201
Residential mortgage loans		-	-	-	10	39
Consumer loans		-	-	-	1	-
Total recoveries		17	482	15	383	277
Net chargeoffs (recoveries)		325	(238)	183	(223)	570
Balance, end of period		$12,634	$12,759	$12,421	$12,404	$12,181

LOAN QUALITY INFORMATION:
Nonperforming loans (1)		$6,887	$7,260	$10,742	$8,837	$9,141
Other real estate owned ("OREO")		1,417	1,591	1,759	2,265	1,975
Nonperforming assets		8,304	8,851	12,501	11,102	11,116
Less: Amount guaranteed by SBA		243	288	225	267	270
Net nonperforming assets		$8,061	$8,563	$12,276	$10,835	$10,846

Loans 90 days past due & still accruing	$		$-	$272	$273	5

Performing Troubled Debt Restructurings (TDRs)		$844	$3,015	$3,268	$3,360	$3,458
(1) Nonperforming TDRs included in nonperforming loans		293	293	2,808	2,843	2,911
Total TDRs		$1,137	$3,308	$6,076	$6,203	$6,369

Allowance for loan losses to:
Total loans at quarter end		1.42%	1.44%	1.45%	1.51%	1.55%
Nonperforming loans (1)		183.45	175.74	115.63	140.36	133.26
Nonperforming assets		152.14	144.15	99.36	111.73	109.58
Net nonperforming assets		156.73	149.00	101.18	114.48	112.31

QTD net chargeoffs (annualized) to QTD average loans:
SBA loans		0.56%	1.05%	0.57%	0.03%	0.76%
SBA 504 loans		-	-	-	-	7.15
Commercial loans		0.19	(0.37)	-	(0.21)	(0.10)
Residential mortgage loans		-	-	0.08	(0.02)	(0.07)
Consumer loans		0.14	0.21	0.28	0.04	0.20
Total loans		0.15%	(0.11)%	0.09%	(0.11)%	0.30%

Nonperforming loans to total loans		0.78%	0.82%	1.26%	1.08%	1.16%
Nonperforming loans and TDRs to total loans		0.87	1.16	1.64	1.48	1.61
Nonperforming assets to total loans and OREO		0.93	0.99	1.46	1.35	1.41
Nonperforming assets to total assets		0.74	0.82	1.19	1.08	1.07

UNITY BANCORP, INC.

QUARTERLY FINANCIAL DATA

NON-GAAP

March 31, 2016

(In thousands, except percentages and per share amounts)	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015
SUMMARY OF INCOME:
Total interest income	$11,176	$10,995	$10,554	$10,218	$9,884
Total interest expense	2,189	2,015	1,932	1,849	1,864
Net interest income	8,987	8,980	8,622	8,369	8,020
Provision for loan losses	200	100	200	-	200
Net interest income after provision for loan losses	8,787	8,880	8,422	8,369	7,820
Total noninterest income	2,016	1,920	2,275	1,893	1,641
Total noninterest expense	6,607	6,846	6,852	6,652	6,502
Income before provision for income taxes and gain on subordinated debenture	4,196	3,954	3,845	3,610	2,959
Provision for income taxes	1,464	1,315	1,294	1,182	1,020
Net income before gain on subordinated debenture	$2,732	$2,639	$2,551	$2,428	$1,939
Gain on subordinated debenture, net of tax	1,473	-	-	-	-
Net income	$4,205	$2,639	$2,551	$2,428	$1,939

Net income per common share - Basic	$0.50	$0.31	$0.30	$0.29	$0.23
Net income per common share - Diluted	$0.48	$0.31	$0.30	$0.28	$0.23

COMMON SHARE DATA:
Market price per share	$11.37	$12.47	$9.77	$9.79	$9.08
Dividends paid	$0.04	$0.04	$0.04	$0.03	$0.03
Book value per common share	$9.72	$9.30	$9.02	$8.75	$8.55
Weighted average common shares outstanding - Basic	8,459	8,430	8,427	8,425	8,417
Weighted average common shares outstanding - Diluted	8,682 `	8,547	8,536	8,524	8,514
Issued and outstanding common shares	8,468	8,436	8,429	8,425	8,423

OPERATING RATIOS (Annualized):
Return on average assets	1.54%	1.00%	1.00%	1.01%	0.82%
Return on average equity	21.05	13.59	13.54	13.35	11.08
Efficiency ratio	50.16	62.81	62.88	64.99	67.30

BALANCE SHEET DATA:
Total assets	$1,120,955	$1,084,866	$1,052,711	$1,024,303	$1,035,404
Total deposits	926,819	894,493	866,247	815,427	789,441
Total loans	886,990	888,958	855,560	821,696	784,642
Total securities	66,729	71,336	71,492	74,375	77,308
Total shareholders' equity	82,276	78,470	76,065	73,690	71,987
Allowance for loan losses	(12,634)	(12,759)	(12,421)	(12,404)	(12,181)

TAX EQUIVALENT YIELDS AND RATES:
Interest-earning assets	4.33%	4.40%	4.41%	4.52%	4.49%
Interest-bearing liabilities	1.06	1.02	1.01	1.03	1.05
Net interest spread	3.27	3.38	3.40	3.49	3.44
Net interest margin	3.48	3.60	3.60	3.70	3.64

CREDIT QUALITY:
Nonperforming assets	8,304	8,851	12,501	11,102	11,116
QTD net chargeoffs (annualized) to QTD average loans	0.15%	(0.11)%	0.09%	(0.11)%	0.30%
Allowance for loan losses to total loans	1.42	1.44	1.45	1.51	1.55
Nonperforming assets to total loans and OREO	0.93	0.99	1.46	1.35	1.41
Nonperforming assets to total assets	0.74	0.82	1.19	1.08	1.07

CAPITAL RATIOS AND OTHER:
Total equity to total assets	7.34%	7.23%	7.23%	7.19%	6.95%
Leverage ratio	8.31	8.82	8.92	9.09	8.94
Common equity tier 1 risk-based capital ratio	9.77	9.37	9.37	9.39	9.25
Tier 1 risk-based capital ratio	10.97	11.18	11.25	11.33	11.22
Total risk-based capital ratio	12.22	12.43	12.50	12.59	12.48
Number of banking offices	15	15	15	15	15
Number of ATMs	16	16	16	16	16
Number of employees	164	162	163	177	166